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                                                                   EXHIBIT 10.13

                             CONSULTING AGREEMENT

     THIS AGREEMENT entered into this 1st day of April, 1999, between CARSDIRECT, INC., a Delaware corporation, ("CarsDirect") having its principal place of business at 4312 Woodman Ave. ("Companies") and MICHAEL L. MALAMUT AND RONALD L. FREY, JR. (hereinafter referred to as the "Consultants"), whose address is 4312 Woodman Avenue, Sherman Oaks, California 91423 with reference to the following:

          A. CarsDirect and Autoland, Inc., a California corporation ("Autoland"), entered into a Strategic Alliances and Services Agreement dated as of April 1, 1999 ("Alliance").

          B. The Alliance provides services to be rendered to CarsDirect by Autoland and the consideration to be paid to Autoland therefor. The Alliance also provides for the consideration to be paid to Consultants for services to be rendered by them individually and this agreement sets forth the services to be provided by Consultants for which the consideration to them is payable.

     NOW, THEREFORE, it is hereby agreed as follows:

          1.   Duties of Consultants.
               ---------------------
          Each of Consultants shall, during the term of the Alliance and as an independent contractor, provide CarsDirect with management and/or marketing information, advice and assistance as may be reasonably requested by CarsDirect. It is understood that Consultants are full time executives of Autoland but will be rendering the consulting services hereunder during their own spare time. With this is mind, CarsDirect will endeavor to request the services of Consultants with sufficient notice such that they can arrange their affairs so as to reasonably be able to render the services requested on a part-time basis while not neglecting their other full-time duties at Autoland. Consultants shall have full control of the method and means utilized by Consultants in providing such consultation and assistance.

          2.   Term of Agreement.
               -----------------
          This agreement shall terminate concurrently with the termination of the Alliance.


          3.   Consulting Fee.
               --------------
          Except with respect to expenses mentioned in 4 below, the sole and exclusive compensation to Consultants for services rendered under this Agreement shall be the stock in CarsDirect as provided in paragraph 6 of the Alliance.

          4.   Expenses Incurred by Consultants.
               --------------------------------
          All expenses of Consultants reasonably incurred for the performance of this Agreement shall be reimbursed to Consultant by CarsDirect upon presentation of appropriate backup documentation.

          5.   Termination of Agreement.
               ------------------------
          This Agreement shall be terminated before the end of its term on the occurrence of any one of the following events:

               (a) The willful breach of material obligations of Consultants to CarsDirect under

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                     this Agreement.
               (b) Conviction of a felony, whether or not related to this Agreement, or conviction of a misdemeanor which either materially interferes with Consultants' ability to perform this Agreement or has a material detriment to the reputation of CarsDirect.
               (c) Causing substantial injury to the reputation of CarsDirect, at the election of CarsDirect.
               (d) Material breach of fiduciary duty to CarsDirect on the part of Consultants or either of them, at the election of CarsDirect.
               (e)   Material breach on the part of Autoland or the Alliance.
               (f) Death or permanent disability of both Consultants. Permanent Disability shall in this context mean illness or injury to Consultants rendering them unable to render the consulting services provided in this Agreement for a continuous period of six (6) months.

          6.   Effect of Termination on Consulting Fee.
               ---------------------------------------
          In the event of the termination of this Agreement prior to the completion of its term, Consultants shall be entitled to retain all compensation received by them to the date thereof but shall be entitled to no further compensation hereunder.

          7.   Determination of Controversies.
               ------------------------------
          Any controversy, dispute or claim arising out of the interpretation, performance or breach of this Agreement shall be resolved by binding arbitration, at the request of either party, in accordance with the rules of the American Arbitration Association. The arbitrators shall apply California substantive law and the California Evidence Code to the proceeding. The arbitrators shall have the power to grant all legal and equitable remedies and award compensatory damages provided by California law, including the power to award punitive damages. The arbitrators shall prepare in writing and provide to the parties an award including factual findings and the reasons on which the decision is based. The arbitrators shall not have the power to commit errors of law or legal reasoning, and the award may be vacated or corrected pursuant to California Code of Civil Procedure Sections 1286.2 for any such error. In any such arbitration proceeding, discovery shall be permitted in accordance with CCP (S) 1283.05.

          8.   Attorneys Fees and Costs.
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          Any action at law, in equity, or by way of arbitration to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

          9.   Consultants Not Agents.
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          Consultants are not the agents or employees of CarsDirect and shall have no authority to make any agreement or representation on behalf of CarsDirect.

          10.  Notices.
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          Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties and the addresses appearing in the introductory paragraph to this Agreement, but each party may change his address by written notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of two (2) days after mailing with respect to United States domestic mail and ten (10) days after mailing with respect to notices mailed from foreign countries to addresses in the United States.

          11.  Entire Agreement.
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          This Agreement supersedes any and all other agreements either oral or in writing, between the parties hereto with respect to consulting services by the Consultants to CarsDirect and contains all of the covenants and agreements between the parties with respect to such consulting services. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing, signed by the party to be charged.

          12.  Law Governing Agreement.
               -----------------------
          This Agreement shall be governed by and construed in accordance with the laws of California.

          13.  Partial Invalidity.
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          If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.


     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                         CARSDIRECT, INC.

                                         by  /s/ SCOTT PAINTER
                                           -------------------------------------
                                         ___________, its President


                                         CONSULTANTS

                                         /s/ MICHAEL L. MALAMUT
                                         ---------------------------------------
                                         Michael L. Malamut


                                         /s/ RONALD L. FREY, JR.
                                         ---------------------------------------
                                         Ronald L. Frey, Jr.

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